Exhibit 99.1

WellPoint, Inc. / Amerigroup Corporation Acquisition

Form A Filings Status as of November 26, 2012

State	Amerigroup Regulated Entity	Form A Status	Amerigroup Membership (Approximate)	Conditions / Limitations / Restrictions

Tennessee	Amerigroup Tennessee, Inc.	Approved Oct. 2	205,000	None

Texas	Amerigroup Texas, Inc.; Amerigroup Insurance Company; Amerigroup Corporation	Approved Oct. 29 Form A; Oct. 31 TPA	649,000	Closing must occur within 90 days from the October 29 order date (unless the Texas Insurance Commissioner extends the deadline) Texas Department must be notified upon completion of the closing

New Mexico	Amerigroup Community Care of New Mexico, Inc.	Approved Nov. 7	24,000	None

Florida	Amerigroup Florida, Inc.	Approved Nov. 9	268,000

Updated background checks for certain Amerigroup officers must be submitted to the Office of Insurance Regulation (OIR) within 30 days from the date of the order

Legible fingerprint cards for certain Amerigroup officers must be submitted to the OIR

If the OIR determines that an officer or director of WellPoint, ATH or WellPoint Merger Sub, or the Florida HMO, has been found guilty of, or has pleaded guilty or nolo contendere to a felony or a misdemeanor (other than a minor traffic violation), or if background checks have not in fact been submitted for certain individuals, then such individual shall be removed from office with 30 days of notification from the OIR; and if such removal from office does not occur, the OIR may immediately suspend, revoke or take other administrative action as it deems appropriate upon the Certificate of Authority of the Florida HMO

The Florida HMO may not be a guarantor of any loan without prior approval from the OIR

WellPoint must make funds available to maintain the Florida HMO’s surplus in compliance with Florida statutory minimum surplus requirements

Final executed closing documents and a closing funds statement must be provided to the OIR within 10 days of closing

Closing must occur within 90 days from the November 9 approval date (unless the OIR extends the deadline)

The Florida HMO must report to the OIR being named as a party defendant in a class action, within 15 days after the class is certified

State	Amerigroup Regulated Entity	Form A Status	Amerigroup Membership (Approximate)	Conditions / Limitations / Restrictions

Compliance with the approval order’s requirements must be certified to the OIR within 90 days from the date of the approval order

Procedures to comply with requirements for detecting and preventing prohibited transaction with persons identified at the U.S. Treasury Department’s Office of Foreign Assets Control website must be maintained

Failure to adhere to one or more terms or conditions may result in the revocation of the Florida HMO’s Certificate of Authority

Each party must bear its own costs and expenses

Nevada	Amerigroup Nevada, Inc.	Approved Nov. 9	85,000	None

New Jersey	Amerigroup New Jersey, Inc.	Approved Nov. 13	153,000	None

Georgia	AMGP Georgia Managed Care Company, Inc.	Approved Nov. 15	290,000	None

New York[1]	Amerigroup New York, LLC	Approved Nov. 15	452,000[2]

The Amerigroup New York HMO and the existing WellPoint New York HMO must notify members regarding the acquisition and their membership in the Amerigroup New York HMO

Two year waiver of the transfer of funds (dividends) from the Amerigroup New York HMO to WellPoint or any affiliate

The Amerigroup New York HMO’s current 2012 Policies and Procedures regarding Complaints and Grievances must continue after the acquisition and may not be adjusted based on WellPoint’s operations in and outside New York

The expansion of provider networks for two New York counties must be submitted to the Department within 60 days of the approval date

Certain members of the Amerigroup New York HMO who are chronically ill may, upon request, be allowed to continue care with their specialist physicians following the acquisition

WellPoint’s existing New York HMO will continue to provide coverage to certain members in upstate counties that do not overlap with the Amerigroup New York HMO, until alternative arrangements are available for such members

[1]	Change of control is subject to approval by Department of Health; not regulated by the New York State Department of Insurance.
[2]	Other than Virginia, New York is the only state in which Amerigroup and WellPoint both have Medicaid managed care membership.

State	Amerigroup Regulated Entity	Form A Status	Amerigroup Membership (Approximate)	Conditions / Limitations / Restrictions

				WellPoint must report to the Department on the number of providers assigned from WellPoint’s exiting New York HMO to the Amerigroup New York HMO post acquisition, and submit a revised provider network

Louisiana	Amerigroup Louisiana, Inc.	Approved Nov. 16	144,000	Louisiana Department must be notified of completion of the closing of the acquisition

Maryland	Amerigroup Maryland, Inc.	Approved Nov. 19	215,000

Maryland Administration must be notified of completion of the closing of the acquisition

The Maryland HMO must submit a Form B filing within 15 days after the end of the month in which the closing occurs, reflecting the new ownership

Ohio	Amerigroup Ohio, Inc.	Approved Nov. 19	61,000	None

Kansas	Amerigroup Kansas, Inc.	Approved Nov. 21	N/A3	Closing must occur within 60 days from the date of the order

Washington	Amerigroup Washington, Inc.	Pending	16,000

Virginia[4]	Amerigroup Virginia, Inc.	N/A	55,000	N/A

[3]	Amerigroup will start serving members in Kansas beginning January 1, 2013.
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WellPoint had originally filed a Form A application with the Virginia Bureau of Insurance on August 6, 2012. WellPoint's proposed acquisition of Amerigroup's Virginia business raised antitrust or competition issues. With resolution of those issues through Amerigroup's pending divestiture of its Virginia HMO to an unrelated party prior to or at the closing of WellPoint's acquisition of Amerigroup, Virginia's approval for WellPoint's Form A application is no longer needed and, accordingly, upon discussion and coordination with the Virginia insurance regulator, WellPoint withdrew its Virginia Form A application on October 9, 2012.

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